                                                                   EXHIBIT 23(b)




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ICF Kaiser International, Inc. and its subsidiaries of our report dated April 15, 1999 relating to the consolidated financial statements and financial statement schedule which appear in the 1998 Annual Report to Shareholders. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                                      PricewaterhouseCoopers LLP
McLean, Virginia
October 1, 1999